UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 7, 2005

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30733 (Commission File Number)	41-1978822 (I.R.S. Employer Identification Number)

10700 Bren Road West Minnetonka, Minnesota (Address of Principal Executive Offices)	55343 (Zip Code)

(952) 930-6000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On July 7, 2005 (the “Effective Time”), American Medical Systems, Inc. (“AMS”), a wholly owned subsidiary of American Medical Systems Holdings, Inc. (“AMS Holdings”), completed the previously announced acquisition of Ovion Inc., a Delaware corporation (“Ovion”). Pursuant to the Agreement and Plan of Merger, dated as of June 3, 2005, among AMS; Oak Merger Corp., a wholly owned subsidiary of AMS; Ovion Inc., a Delaware corporation (“Ovion”); Jeffrey P. Callister (“Callister”) and W. Stephen Tremulis (“Tremulis”), principal stockholders; and Callister, as stockholders’ representative (the “Merger Agreement”); Merger Subsidiary merged with and into Ovion, with Ovion surviving and continuing as a wholly-owned subsidiary of AMS (the “Merger”).

     As a result of the Merger, the holders of certain Ovion promissory notes, certain employees of Ovion, and the holders of shares of Ovion stock that were outstanding as of the Effective Time of the Merger (the “Ovion Parties”) were initially paid cash proceeds, after certain adjustments made at closing regarding the payment of certain outstanding liabilities of Ovion, in the amount of $9.2 million. AMS deposited $1 million of this initial consideration in escrow to be held for 12 months after closing of the Merger to cover certain contingencies, and the balance was distributed to the Ovion Parties. AMS used cash on hand to make the initial payment of $9.2 million.

     In addition to the initial closing payment, AMS will be obligated to make additional contingent payments up to $20 million if certain milestones are completed and to pay an amount equal to one times net sales of certain Ovion products for the 12-month period beginning on the later of (i) the first fiscal quarter of AMS commencing six months after approval from the U.S. Food and Drug Administration (“FDA”) to market such products for female sterilization or (ii) January 1, 2008. The contingent payments and earn-out payments are subject to certain rights of set-off. The founders of Ovion will also receive a royalty equal to two percent (2%) of net sales of products that are covered by the Ovion patents related to their initial technology contribution to Ovion.

     All of the directors and officers of Ovion holding a position prior to the closing have resigned and have been replaced by management of AMS.

     On June 3, 2005, AMS issued a press release announcing the Merger. The press release and the Merger Agreement are attached as Exhibit 99.1 and Exhibit 10.1, respectively, to the Current Report on Form 8-K filed by AMS Holdings on June 6, 2005, which is incorporated herein by reference.

     On July 7, 2005, AMS issued a press release announcing the completion of the Merger. This press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired. AMS Holdings will file financial statements, if any, required by Item 9.01(a) of Form 8-K within 75 days of July 7, 2005.

     (b) Pro forma financial information. AMS Holdings will file the pro forma financial information, if any, required by Item 9.01b) of Form 8-K within 75 days of July 7, 2005.

     (c) Exhibits.

Exhibit No.	Description
99.1	Press Release of American Medical Systems Holdings, Inc. issued July 7, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
By:	/s/ Carmen L. Diersen
Carmen L. Diersen
Executive Vice President and Chief Financial Officer

July 12, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of American Medical Systems Holdings, Inc. issued July 7, 2005.